Exhibit 10.13

NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $________	Issue Date: ________, 2016

PROMISSORY NOTE

FOR VALUE RECEIVED, Full Spectrum Inc., a Delaware corporation (the “Borrower”), promises to pay to _______________ (the “Holder”) or his/her/its registered assigns or successors, the sum of $__________ together with any accrued and unpaid interest hereon, on ________, 20171 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of ___________, 2016, between Borrower and the Holder (as amended, modified or supplemented from time to time, the “SPA”).

The following terms shall apply to this Note:

ARTICLE I

INTEREST AND PAYMENTS

1.1.          Interest Rate. Subject to Section 3.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to ten percent (10%).

1.2.          Payments. Payment of the aggregate principal amount outstanding under this Note (the “Principal Amount”), together with all accrued and unpaid interest thereon shall be made on the Maturity Date.

1.3           Prepayment. This Note may be prepaid by the Borrower in whole, at any time, or in part, from time to time, without penalty or premium, on any date after such date which is 60 days after the Issue Date. In the event that the Company completes any initial public offering of its securities (an “IPO”), the outstanding Principal Amount and accrued but unpaid interest on this Note shall be paid in full using the proceeds from such IPO within ten (10) days following the Company’s receipt of the IPO proceeds.

1 Insert date 18 months from issuance

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 2.1 through 2.9, inclusive, shall be an “Event of Default”. The occurrence of any of the following Events of Default shall, at the option of the Holder hereof, make the principal and unpaid interest hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below.

2.1.          Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

2.2.          Breach of Covenant. Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after the occurrence thereof.

2.3.          Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or the SPA shall be false or misleading in any material respect.

2.4.          Receiver or Trustee. The Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5.          Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its subsidiaries or any of their respective property or other assets for more than $100,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

2.6.          Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its subsidiaries.

2.7.          Default Under Other Agreements. The occurrence of an Event of Default under and as defined in the SPA or any event of default (or similar term) under any other agreement evidencing indebtedness of at least $100,000.

2.8.          Failure to Deliver Replacement Note. If Borrower is required to issue a replacement Note to Holder and Borrower shall fail to deliver such replacement Note within seven (7) business days.

ARTICLE III

MISCELLANEOUS

3.1.          Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2.          Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the SPA.

3.3.          Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

3.4.          Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Holder without the prior written consent of the Borrower, which consent may not be unreasonably withheld.

3.5.          Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

3.6.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York.

3.7.          Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers.

3.8.          Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name effective as of this ____ day of _______, 2016.

FULL SPECTRUM INC.

By:
Name: Stewart Kantor
Title: CEO